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                                                                   EXHIBIT 21.1

                       LIST OF THE COMPANY'S SUBSIDIARIES

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

NAME                                                                       JURISDICTION OF INCORPORATION
----                                                                       -----------------------------
Eastman, Inc.........................................................      Delaware
Eastman Office Products Corporation..................................      Delaware
ODI, Inc.............................................................      Delaware
OD International, Inc................................................      Delaware
Office Town, Inc.....................................................      Puerto Rico
The Canadian Office Depot, Inc.......................................      British Columbia, Canada
The Office Club, Inc.................................................      California
Southern Terminals, Inc..............................................      North Carolina
Carolina Rail Service, Inc...........................................      North Carolina
Con Eng Coal, Inc....................................................      Pennsylvania
OD Commercial, Inc...................................................      Delaware
ODO, Inc.............................................................      Florida
ODNV, Inc............................................................      Nevada
ODHC, Inc............................................................      Delaware
OD France L.L.C......................................................      Delaware
Office Club (Thai) Co., Ltd..........................................      Thailand
Japan Office Supplies, L.L.C.........................................      Delaware
Office Depot Japan Co., Ltd..........................................      Japan
Office Depot (Israel), Ltd...........................................      Israel
Office Depot France, S.A.S...........................................      France
Office Depot de Mexico, S.A. de C.V..................................      Mexico
Office Depot Japan Co. Ltd. K.K......................................      Japan
Office Depot Tokumei Kumiai..........................................      Japan
Office Depot (UK) Limited............................................      United Kingdom
Office Depot Chile Limitada..........................................      Chile
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